UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 17, 2006, Community Bancshares, Inc. (the “Company”) and First Commercial Bank (“Lender”) terminated that certain line of credit which Lender had extended to the Company pursuant to a promissory note dated May 6, 2004 (the “Line of Credit;” filed as Exhibit 10.36 to the Company’s Form 10-Q for the quarter ended June 30, 2004). Pursuant to the Line of Credit, the Company could have borrowed up to $3,000,000 from Lender. There was no outstanding balance on the Line of Credit at the time of its termination, and the Company incurred no penalties in connection with termination of the Line of Credit. Termination of the Line of Credit is a condition to the consummation of the Company’s merger with and into Superior Bancorp pursuant to that certain Agreement and Plan of Merger dated as of April 29, 2006, which has been previously disclosed.

Neither the Company nor its affiliates have any material relationship with Lender other than in respect of the Line of Credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and
President

Date: October 20, 2006